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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of BrightStar Information Technology Group, Inc. on Form S-1 of our report for SCS Unit Trust dated December 19, 1997, appearing in Registration Statement No. 333-43209 on Form S-1, dated April 14, 1998 and the Prospectus, which is part of Registration Statement No. 333-43209.

DELOITTE TOUCHE TOHMATSU
Melbourne, Australia

April 20, 1998